Exhibit 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Richard W. Baskerville			Patents and Trademarks
DES MOINES, IOWA 50309-2510	Bruce Graves	Nancy S. Boyd	Alexander M. Johnson	G. Brian Pingel
	Steven C. Schoenebaum	James L. Pray	James S. Niblock	Camille L. Urban
TELEPHONE: (515) 242-2400 FACSIMILE: (515) 283-0231	Harold N. Schneebeck Paul D. Hietbrink William C. Brown	Brenton D. Soderstrum Michael D. Treinen Scott L. Long	Rebecca A. Brommel Mark E. Roth Tina R. Thompson	Adam W. Jones
	Richard K. Updegraff	Ronni F. Begleiter	Brian M. Green
URL: www.ialawyers.com	Paul E. Carey Douglas E. Gross	Miranda L. Hughes Kelly D. Hamborg	Dustin D. Smith Catherine C. Cownie
	John D. Hunter	William E. Hanigan	Laura N. Martino
	James H. Gilliam	Mary A. Ericson	Amy R. Piepmeier
	Robert D. Andeweg	Michael J. Green	Elizabeth A. Coonan
	Alice Eastman Helle	Michael A. Dee	Britney L. Schnathorst
	Michael R. Blaser	Danielle Dixon Smid	Sara L. Keenan
Offices in:	Thomas D. Johnson	Brian P. Rickert	Rebecca A. Reisinger
West Des Moines, Iowa	Christopher R. Sackett	Valerie D. Bandstra	Leanna Daniels Whipple
Pella, Iowa	Sean P. Moore	Ann Holden Kendell	Justin T. Lange	Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2473
WRITER’S DIRECT FAX NO.
(515) 323-8573
WRITER’S E-MAIL ADDRESS
hanigan@ialawyers.com
[Effective Date of the Registration Statement], 2006
Board of Directors
E Energy Adams, LLC
510 Main St.
P.O. Box 49
Adams, NE 68301
Re: 2005 Registration Statement on Form SB-2
Dear Directors:
In connection with the proposed offer and sale of up to 5,810 units of the membership interests (the “Membership Units”) of E Energy Adams, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units;

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on October 7, 2005 with the United States Securities and Exchange Commission; and

5.	The Company’s Form of Subscription Agreement for the purchase of Membership Units offered pursuant to the Registration Statement.
In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii)

[Effective Date of the Registration Statement, 2006 January 27, 2006

certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.
     Very truly yours,
     Bill Hanigan